UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015 (October 18, 2015)

SPECTRA ENERGY PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	1-33556	41-2232463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5400 Westheimer Court, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

713-627-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Exchange and Redemption Agreement

On October 18, 2015, Spectra Energy Partners, LP (the “Partnership”) entered into an Exchange and Redemption Agreement (the “Exchange Agreement”) with Spectra Energy Corp (“Spectra Energy”), pursuant to which the Partnership will convey to Spectra Energy, the Partnership’s 33.335% membership interest in DCP Sand Hills Pipeline, LLC and the Partnership’s 33.335% membership interest in DCP Southern Hills Pipeline, LLC in exchange for aggregate consideration consisting of: (i) Spectra Energy’s 21,560,000 common units and 440,000 general partner units in (collectively, the “Exchange Unit Consideration”), which the Partnership will redeem and cancel (which will result in a reduction in incentive distributions payable after the Exchange Agreement Closing (as defined below) to Spectra Energy, as the holder of incentive distribution rights in the Partnership (the “Partnership IDRs”)); and (ii) a reduction in the aggregate quarterly distributions, if any, to Spectra Energy, the holder of the Partnership IDRs, by $4,000,000 per quarter for a period of 12 consecutive quarters commencing with the quarter ending on December 31, 2015 and ending with the quarter ending on September 30, 2018.

Spectra Energy Partners (DE) GP, LP, the general partner of the Partnership, is an indirect, wholly-owned subsidiary of Spectra Energy.

The Exchange Agreement includes customary representations, warranties and covenants by the parties. The closing of the transactions contemplated by the Exchange Agreement (the “Exchange Agreement Closing”) is expected to occur during the fourth quarter of 2015, subject to the satisfaction of customary closing conditions, including the condition that the conditions to closing contained in a separate Contribution Agreement dated October 18, 2015 among Spectra Energy, Phillips Gas Company, Spectra Energy DEFS Holding, LLC, Spectra Energy DEFS Holding II, LLC, DCP Midstream, LLC and Phillips 66, whereby Spectra Energy will contribute to DCP Midstream, LLC a 33.335% membership interest in each of DCP Sand Hills Pipeline, LLC and DCP Southern Hills Pipeline, LLC that is being acquired from the Partnership pursuant to the Exchange Agreement shall have been satisfied.

Each party to the Exchange Agreement has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants and certain other matters, subject to certain exceptions. The Exchange Agreement contains certain termination rights for the parties, including if the Exchange Agreement Closing does not occur by December 31, 2015.

The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by reference to the Exchange Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Exchange and Redemption Agreement by and between and Spectra Energy Partners, LP and Spectra Energy Corp, dated as of October 18, 2015.

99.1	Joint press release of Spectra Energy Corp and Spectra Energy Partners, LP, dated October 19, 2015, announcing the Exchange Agreement and the Contribution Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP, its general partner

By:	Spectra Energy Partners GP, LLC, its general partner

/s/ J. Patrick Reddy
J. Patrick Reddy
Chief Financial Officer

Date: October 19, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1	Exchange and Redemption Agreement by and between Spectra Energy Partners, LP and Spectra Energy Corp, dated as of October 18, 2015.

99.1	Joint press release of Spectra Energy Corp and Spectra Energy Partners, LP, dated October 19, 2015, announcing the Exchange Agreement and the Contribution Agreement.

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